Exhibit 99.1

LANDS' END ANNOUNCES THIRD QUARTER FISCAL 2017 RESULTS
DODGEVILLE, Wis., December 5, 2017 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ:LE) today announced financial results for the third quarter ended October 27, 2017.

Third Quarter Fiscal 2017 Highlights:

•
Net revenue for the third quarter increased 4.5% to $325.5 million from $311.5 million in the third quarter last year. Direct segment net revenue increased 6.7% to $290.3 million, as compared to the same period last year. Retail segment net revenue decreased 10.8% to $35.1 million, as compared to the same period last year, primarily due to fewer Lands' End Shops at Sears. Same store sales for the quarter decreased 1.3%.

•	Gross margin was 43.6% as compared to 42.9% in the third quarter last year.

•	Net income was $0.2 million, or $0.01 per diluted share, as compared to Net loss of $7.2 million, or $0.23 per diluted share, in the third quarter of fiscal 2016.

•	Adjusted EBITDA(1) was $12.9 million compared to $1.3 million in the third quarter of fiscal 2016.

Jerome S. Griffith, Chief Executive Officer, stated, "We were pleased with the continued momentum in our business in the third quarter, which carried through the Thanksgiving to Cyber Monday period. For the third quarter, we grew revenue, expanded gross margin, and significantly increased profitability. We also saw growth in our buyer files for the third consecutive quarter, with double digit growth in the last two quarters."
Mr. Griffith continued, "Overall, as we continued to execute on our strategic initiatives, we stabilized the business and laid the foundation to enable us to capitalize on the opportunities that lie ahead. We are now focused on building off of this momentum and our strong position as a customer centric, multi-channel, online organization as we work to drive consistent revenue and earnings growth over the long-term."

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $92.9 million on October 27, 2017, compared to $131.5 million on October 28, 2016. Net cash used in operations was $87.8 million for the 39 weeks ended October 27, 2017, compared to net cash used in operations of $66.9 million for the same period last year.
Inventory was $423.5 million as of October 27, 2017, and $425.3 million as of October 28, 2016.
The Company had $157.2 million of availability under its asset-based senior secured credit facility and had $487.2 million of Long-term debt, net as of October 27, 2017.
Conference Call
The company will host a conference call on Tuesday, December 5, 2017, at 8:30 a.m. ET to review its third quarter financial results and related matters. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com.
About Lands' End, Inc.
Lands' End, Inc. (NASDAQ:LE) is a leading multi-channel retailer of casual clothing, accessories, footwear and home products. We offer products through catalogs, online at www.landsend.com and affiliated specialty and international websites, and through retail locations. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for women, men, kids and the home.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements about continued momentum and our efforts to build on that momentum, our focus on building off of our position in the marketplace, our initiatives and the results expected from them, and our efforts to drive consistent revenue and earnings growth over the long-term. All statements other than statements of historical fact, including without limitation, those with respect to the Company's goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: we may be unsuccessful in implementing our strategic initiatives, or our initiatives may not have their desired impact on our business; our ability to offer merchandise and services that customers want to purchase; changes in customer preference from our branded merchandise; customers' use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to our marketing efforts across all types of media; our maintenance of a robust customer list; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP implementation; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; the performance of our “store within a store" business; if Sears Holdings Corporation sells or disposes of its retail stores, including pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the seasonal nature of our business; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the impact of increased costs due to a decrease in our purchasing power following our separation from Sears Holdings (“Separation”) and other losses of benefits associated with being a subsidiary of Sears Holdings; the failure of Sears Holdings or its subsidiaries to perform under various transaction agreements or our failure to have necessary systems and services in place when certain of the transaction agreements expire; our agreements related to the Separation and certain agreements related to our continuing relationship with Sears Holdings were negotiated while we were a subsidiary of Sears Holdings and we may have received better terms from an unaffiliated third party; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement; the ability of our principal shareholders to exert substantial influence over us; adverse effects of the Separation on our business; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended January 27, 2017. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS:
Lands' End, Inc.
James Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

Investor Relations:
ICR, Inc.

Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	October 27, 2017	October 28, 2016	January 27, 2017*
ASSETS
Current assets
Cash and cash equivalents	$92,913	$131,532	$213,108
Restricted cash	1,640	3,300	3,300
Accounts receivable, net	39,044	40,101	39,284
Inventories, net	423,540	425,290	325,314
Prepaid expenses and other current assets	48,934	40,942	26,394
Total current assets	606,071	641,165	607,400
Property and equipment, net	129,955	115,871	122,836
Goodwill	110,000	110,000	110,000
Intangible asset, net	257,000	430,000	257,000
Other assets	17,454	16,142	17,155
TOTAL ASSETS	$1,120,480	$1,313,178	$1,114,391
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$160,340	$180,608	$162,408
Other current liabilities	103,886	101,093	86,446
Total current liabilities	264,226	281,701	248,854
Long-term debt, net	487,197	490,992	490,043
Long-term deferred tax liabilities	91,392	158,048	90,467
Other liabilities	14,568	16,766	13,615
TOTAL LIABILITIES	857,383	947,507	842,979
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 authorized: 480,000,000 shares; issued and outstanding: 32,095,021, 32,029,359 and 32,029,359, respectively	320	320	320
Additional paid-in capital	346,153	343,319	343,971
Retained (deficit) earnings	(72,010)	34,368	(60,453)
Accumulated other comprehensive loss	(11,366)	(12,336)	(12,426)
Total stockholders’ equity	263,097	365,671	271,412
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,120,480	$1,313,178	$1,114,391

*Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 2017.

LANDS’ END, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended		39 weeks ended
(in thousands, except per share data)	October 27, 2017	October 28, 2016	October 27, 2017	October 28, 2016
Net revenue	$325,489	$311,476	$896,044	$876,919
Cost of sales (excluding depreciation and amortization)	183,515	177,825	497,262	477,446
Gross profit	141,974	133,651	398,782	399,473

Selling and administrative	129,122	132,365	377,804	390,291
Depreciation and amortization	6,347	4,795	19,031	13,419
Other operating expense (income), net	564	(86)	2,552	(40)
Operating income (loss)	5,941	(3,423)	(605)	(4,197)
Interest expense	6,350	6,149	18,642	18,493
Other income, net	(576)	(432)	(1,812)	(1,413)
Income (loss) before income taxes	167	(9,140)	(17,435)	(21,277)
Income tax expense (benefit)	5	(1,918)	(5,878)	(6,316)
NET INCOME (LOSS)	$162	$(7,222)	$(11,557)	$(14,961)
NET INCOME (LOSS) PER COMMON SHARE
Basic:	$0.01	$(0.23)	$(0.36)	$(0.47)
Diluted:	$0.01	$(0.23)	$(0.36)	$(0.47)

Basic weighted average common shares outstanding	32,095	32,029	32,068	32,018
Diluted weighted average common shares outstanding	32,117	32,029	32,068	32,018

Use and Definition of Non-GAAP Financial Measures
(1)Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below.
Our management uses Adjusted EBITDA to evaluate the operating performance of our business, as well as for executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and is useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax costs or benefits.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦	We exclude a benefit related to the reversal of a portion of the product recall accrual recognized in Fiscal 2014 as this was an unusual event that affects the comparability of our financial results.

◦	Transfer of corporate functions - severance associated with a transition of certain corporate activities from our New York office to our Dodgeville headquarters.

◦	Gain or loss on the sale of property and equipment - management considers the gains or losses on disposal of assets to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended				39 weeks ended
	October 27, 2017		October 28, 2016		October 27, 2017		October 28, 2016
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue
NET INCOME (LOSS)	$162	—%	$(7,222)	(2.3)%	$(11,557)	(1.3)%	$(14,961)	(1.7)%
Income tax expense (benefit)	5	—%	(1,918)	(0.6)%	(5,878)	(0.7)%	(6,316)	(0.7)%
Other income, net	(576)	(0.2)%	(432)	(0.1)%	(1,812)	(0.2)%	(1,413)	(0.2)%
Interest expense	6,350	2.0%	6,149	2.0%	18,642	2.1%	18,493	2.1%
Operating income (loss)	5,941	1.8%	(3,423)	(1.1)%	(605)	(0.1)%	(4,197)	(0.5)%
Depreciation and amortization	6,347	1.9%	4,795	1.5%	19,031	2.1%	13,419	1.5%
Product recall	—	—%	(212)	(0.1)%	—	—%	(212)	—%
Transfer of corporate functions	475	0.1%	—	—%	2,401	0.3%	—	—%
Loss on disposal of property and equipment	89	—%	126	—%	151	—%	172	—%
Adjusted EBITDA(1)	$12,852	3.9%	$1,286	0.4%	$20,978	2.3%	$9,182	1.0%

LANDS’ END, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	39 Weeks Ended
(in thousands)	October 27, 2017	October 28, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,557)	$(14,961)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,031	13,419
Product recall	—	(212)
Amortization of debt issuance costs	1,284	1,284
Loss on disposal of property and equipment	151	172
Stock-based compensation	2,855	1,578
Deferred income taxes	355	839
Change in operating assets and liabilities:
Inventories	(96,522)	(99,997)
Accounts payable	944	40,186
Other operating assets	(21,890)	(25,100)
Other operating liabilities	17,542	15,933
Net cash used in operating activities	(87,807)	(66,859)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	—	44
Change in restricted cash	1,660	—
Purchases of property and equipment	(29,143)	(26,083)
Net cash used in investing activities	(27,483)	(26,039)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan facility	(3,863)	(3,863)
Payments of employee withholding taxes on share-based compensation	(674)	(396)
Net cash used in financing activities	(4,537)	(4,259)
Effects of exchange rate changes on cash	(368)	321
NET DECREASE IN CASH AND CASH EQUIVALENTS	(120,195)	(96,836)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	213,108	228,368
CASH AND CASH EQUIVALENTS, END OF PERIOD	$92,913	$131,532
SUPPLEMENTAL CASH FLOW DATA
Unpaid liability to acquire property and equipment	$4,796	$3,101
Income taxes paid, net of refunds	$3,220	$3,220
Interest paid	$17,106	$16,892

Financial information by segment is presented in the following tables for the 13 Weeks Ended and 39 Weeks Ended October 27, 2017, and October 28, 2016.

	13 Weeks Ended		39 weeks ended
(in thousands)	October 27, 2017	October 28, 2016	October 27, 2017	October 28, 2016
Net revenue:
Direct	$290,326	$272,080	$778,554	$750,660
Retail	35,104	39,340	117,317	126,077
Corporate / other	59	56	173	182
Total net revenue	$325,489	$311,476	$896,044	$876,919

	13 Weeks Ended		39 weeks ended
(in thousands)	October 27, 2017	October 28, 2016	October 27, 2017	October 28, 2016
Adjusted EBITDA(1):
Direct	$29,100	$13,904	$54,018	$41,516
Retail	(6,003)	(3,583)	(7,405)	(7,063)
Corporate / other	(10,245)	(9,035)	(25,635)	(25,271)
Total Adjusted EBITDA(1)	$12,852	$1,286	$20,978	$9,182